EXHIBIT 10.4
EXECUTION VERSION

ELEVENTH AMENDMENT TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 18, 2016 (this “Amendment”) is entered into among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (in such capacity, the “Seller”), AMERISOURCEBERGEN DRUG CORPORATION, a Delaware corporation, as the initial Servicer (in such capacity, the “Servicer”), the PURCHASER AGENTS and PURCHASERS listed on the signature pages hereto, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as administrator (in such capacity, the “Administrator”).

R E C I T A L S
The Seller, Servicer, the Purchaser Groups, and the Administrator are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
The parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Exhibit I to the Agreement.
2.    Amendments to the Agreement. As of the Effective Date (as defined below), the Agreement is hereby amended as follows:
(a)    Section 9.1(d) of the Agreement is hereby amended by replacing the phrase “Change in Control” where it appears therein with the phrase “Change of Control”.
(b)    Section 9.1(g) of the Agreement is hereby amended by replacing the phrase “30 days” where it appears therein with the phrase “40 days”.
(c)    Section 9.1(s) of the Agreement is hereby amended by (i) replacing the phrase “(clause (i) of the first proviso thereto)” where it appears therein with the phrase “(clause (a) of the first proviso thereto)” and (ii) replacing the reference to “6.07(c)” where it appears therein with a reference to “6.07(e)”;
(d)    The definition of “Change of Control” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange

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Commission thereunder), of Equity Interests (as defined in the Receivables Sale Agreement) representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Performance Guarantor, (b)  the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Performance Guarantor by Persons who were not (i) directors of the Performance Guarantor on November 18, 2016, (ii) nominated by the board of directors of the Performance Guarantor, (iii) appointed by directors referred to in the preceding clauses (i) and (ii), or (iv) approved by the board of directors of the Performance Guarantor as director candidates prior to their election to such board of directors or (c) the occurrence of a “Change in Control” under and as defined in the Credit Agreement.
(e)    The definition of “Credit Agreement” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Credit Agreement” shall mean the Credit Agreement, dated as of March 18, 2011, as amended and restated as of November 13, 2015, which is attached as Exhibit A to the Fifth Amendment and Restatement Agreement, dated as of November 13, 2015, as amended by Amendment No. 1 thereto dated as of April 1, 2016 and Amendment No. 2 thereto dated as of November 18, 2016, among AmerisourceBergen, the borrowing subsidiaries party thereto, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (without giving effect to any other amendment, waiver, termination, supplement or other modification thereof thereafter unless consented to by the Required Purchaser Agents).
(f)    The definition of “Daily Eurodollar Rate” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Daily Eurodollar Rate” means, on any date of determination, the rate per annum determined on the basis of the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for deposits in Dollars for a period of thirty days as it appears on the relevant display page on the Bloomberg Professional Service (or any successor or substitute page or service providing quotations of interest rates applicable to Dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrator from time to time), at approximately 11:00 a.m., London time, two (2) Business Days prior to such date of determination; provided that if the Daily Eurodollar Rate, determined as provided above, would be less than zero, the Daily Eurodollar Rate shall for all purposes of this Agreement be zero.
(g)    The definition of “Scheduled Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended by replacing the date “November 2, 2018” where it appears therein with the date “November 18, 2019”.
3.    Representations and Warranties; Covenants. Each of the Seller and the Servicer (on behalf of the Seller) hereby certifies, represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that on and as of the date hereof:

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(a)    each of its representations and warranties contained in Article V of the Agreement is true and correct, in all material respects, as if made on and as of the Effective Date;
(b)    no event has occurred and is continuing, or would result from this Amendment or any of the transactions contemplated herein, that constitutes an Amortization Event or Unmatured Amortization Event; and
(c)    the Facility Termination Date for all Purchaser Groups has not occurred.
4.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement and each of the other Transaction Documents to “this Agreement”, “hereof”, “herein”, or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement (or any related document or agreement) other than as expressly set forth herein.
5.    Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) upon satisfaction of each of the following conditions:
(a)    receipt by the Administrator and each Purchaser Agent of counterparts of (i) this Amendment and (ii) the amended and restated fee letter, dated as of the date hereof, by and among the Seller, the Servicer, the Administrator and each Purchaser Agent;
(b)    the Administrator and each Purchaser Agent shall have received all accrued and unpaid fees, costs and expenses to the extent then due and payable to it or the Purchasers on the Effective Date; and
(c)    receipt by each Purchaser Agent of such other documents and instruments as a Purchaser Agent may reasonably request, in form and substance satisfactory to such Purchaser Agent.
6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
7.    Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to any otherwise applicable principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
8.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any other Transaction Document or any provision hereof or thereof.

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9.    Transaction Document. This Amendment shall constitute a Transaction Document under the Agreement.
10.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
11.    Ratification.    After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller

By: /s/ J.F. Quinn
Name:    J.F. Quinn
Title:    Vice President & Corporate Treasurer

AMERISOURCEBERGEN DRUG CORPORATION, as initial Servicer

By: /s/ J.F. Quinn
Name:    J.F. Quinn
Title:    Vice President & Corporate Treasurer

Acknowledged and Agreed

AMERISOURCEBERGEN
CORPORATION

By: /s/ J.F. Quinn
Name:    J.F. Quinn
Title:    Vice President & Corporate
    Treasurer

S-1	Eleventh Amendment to RPA (ARFC)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Administrator

By: /s/ Luna Mills
Name:    Luna Mills
Title: Managing Director

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser

By: /s/ David V. DeAngelis
Name:    David V. DeAngelis
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Purchaser Agent for
Victory Receivables Corporation

By: /s/ Luna Mills
Name:    Luna Mills
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Related Committed Purchaser
for Victory Receivables Corporation

By: /s/ Luna Mills
Name:    Luna Mills
Title: Managing Director

S-2	Eleventh Amendment to RPA (ARFC)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Uncommitted Purchaser

By: /s/ Elizabeth R. Wagner
Name:    Elizabeth R. Wagner
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Purchaser Agent and
Related Committed Purchaser
for Wells Fargo Bank, National Association

By: /s/ Elizabeth R. Wagner
Name:    Elizabeth R. Wagner
Title: Vice President

S-3	Eleventh Amendment to RPA (ARFC)

LIBERTY STREET FUNDING LLC,
as an Uncommitted Purchaser

By: /s/ Jill A. Russo
Name:    Jill A. Russo
Title: Vice President

THE BANK OF NOVA SCOTIA,
as Purchaser Agent and
Related Committed Purchaser
for Liberty Street Funding LLC

By: /s/ Diane Emanuel
Name:    Diane Emanuel
Title: Managing Director

S-4	Eleventh Amendment to RPA (ARFC)

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent,
Uncommitted Purchaser and
Related Committed Purchaser

By: /s/ Eric Bruno
Name:    Eric Bruno
Title: Senior Vice President

S-5	Eleventh Amendment to RPA (ARFC)

ADVANTAGE ASSET SECURITIZATION CORP.,
as an Uncommitted Purchaser

By: /s/ Richard Burke
Name:    Richard Burke
Title: Managing Director

MIZUHO BANK, LTD.,
as Purchaser Agent and Related Committed Purchaser for Advantage Asset Securitization Corp.

By: /s/ Bertram Tang
Name:    Bertram Tang
Title: Authorized Signatory

S-6	Eleventh Amendment to RPA (ARFC)